Exhibit 8.1

Feinstein Law, P.C.

Attorney at Law

Todd S. Feinstein

Admitted WA & FL

1710 Doe Run Rd

Sequim, Washington 98382

(619)990-7491

Todd@feinsteinlawfirm.com

July 9, 2023

Logiq, Inc.

85 Broad Street, 16-079
New York, New York 10004
Attention: Brent Suen
Email: brent@logiq.com

Re: Merger Agreement dated as of September 9, 2022 by and among Logiq, Inc. (a Delaware corporation), DLQ, Inc. (a Nevada corporation), ABRI SPAC I, Inc., and ABRI Merger Sub, Inc. (the “Agreement”)

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Logiq, Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Agreement and in the ABRI SPAC I Inc. Registration Statement on Form S-4 filed on June 20, 2023 with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”). This opinion letter is provided pursuant to the requirements of Section 3.1.9 of the Agreement. Unless otherwise stated herein, initial capitalized terms used herein have the meanings assigned to them in the Registration Statement.

1.	Documents Reviewed

In connection with rendering this opinion, we have examined and are relying upon (without any independent investigation or review of any factual statements therein) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

1.	the Agreement; and

2.	the Registration Statement.

Items 1 – 2 are collectively hereinafter referred to as the “Transaction Documents.”

In reaching the opinions set forth below, we have assumed, without any independent investigation or review, the following:

1.	The documents submitted to us as originals are authentic, accurate, and complete, and the documents submitted to us as copies conform to the original documents, and all public records reviewed are accurate and complete;

2.	Each of the parties to the Transaction Documents is validly existing and in good standing under the laws of the jurisdiction governing its organization;

3.	Each of the parties to the Transaction Documents has duly and validly executed and delivered the Transaction Documents to which it is a signatory and each instrument, document, and agreement to be executed in connection with the Business Combination to which such party is a signatory, and such party’s obligations set forth in the Transaction Documents (and each such instrument, document, and agreement executed in connection with the Business Combination) are its valid, legal, and binding obligations, enforceable in accordance with their respective terms;

4.	Each person executing the Transaction Documents, whether individually or on behalf of an entity, is duly authorized to do so;

5.	All signatures on the Transaction Documents are genuine;

6.	Each of the parties to the Transaction Documents has all requisite power and authority under all applicable laws, regulations, and governing documents to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party; and

7.	All conditions precedent to the effectiveness of the Transaction Documents, other that the delivery of this opinion, have been satisfied.

In rendering this opinion, we have also assumed, without any independent investigation or review, that: (i)  the Business Combination will be consummated pursuant to and in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Agreement); (ii) the representations and statements concerning the Business Combination and any parties thereto set forth in the Transaction Documents are true, complete and correct, and will remain true, complete and correct at all times up to and including the effective date of the Business Combination (the “Effective Date”) and thereafter; (iii) any such representations or statements made in the Transaction Documents qualified by knowledge, intention, belief or any other similar qualification are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Date and thereafter, in each case as if made without such qualification; (iv) the parties to the Business Combination have complied with and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Agreement; and (v) the parties to the Business Combination will treat the Business Combination for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason, or if the Business Combination is consummated in a manner that is different from the manner described in the Transaction Documents, our opinion as expressed below may be adversely affected. We do not and will not assume, and we hereby disclaim, any obligation of any nature whatsoever to provide future updates of any of the opinions or qualifications set forth in this opinion letter.

Based on our review of the Transaction Documents, and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holder of DLQ Common Stock.” insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Business Combination to holders of shares of Logiq (DLQ) Common Stock.

The foregoing opinions are limited by the following qualifications:

1.	These opinions are limited to the effect of the federal income tax laws of the United States of America, and we have expressed no opinion as the laws of any jurisdiction other than the federal income tax laws of the United States of America. We have not considered the effects of the transaction on stockholders of the Company under the income tax laws of the states in which they reside, and we have not considered the effects on the transaction, if any, of sales and use taxes or any state and local taxes.

2.	We express no opinion as to the federal income tax consequences of the exchange of the Company’s common stock, or warrant to acquire common stock in the Company, by any individual who received or receives such shares as compensation and holds such shares as of the Effective Time subject to any restriction related to employment.

3.	Changes to the Internal Revenue Code of 1986, as amended (“Code”), regulations, rulings thereunder, and changes by the courts and the interpretation of the authorities relied thereupon, may be applied retroactively, and may affect the opinions expressed herein.

4.	These opinions are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

5.	This opinion letter is based solely upon the Code, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and the judicial decisions with respect thereto, all as of the date hereof (collectively, the “Tax Laws”). No assurance can be given that the Tax Laws will not change, and we give no assurance that such changes will not affect the opinions expressed by us. We assume no obligation to supplement this opinion letter or any of our opinions if any applicable Tax Laws change after the date of this opinion letter, or if we become aware of any facts, circumstances, or events that might change any of the opinions expressed in this opinion letter after the date of this opinion letter. Moreover, these opinions are not binding on the Internal Revenue Service or a court considering the matters set forth in this opinion letter. Therefore, the Internal Revenue Service may take a contrary position than that of our opinions, and a court considering the issues may hold contrary to such opinions. In addition, our opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Todd S. Feinstein
Todd S. Feinstein

3